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                                                                    EXHIBIT 23.6

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated June 14, 2001 with respect to the financial statements of Sport Broadcasting Inc., included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants


September 28, 2001
Toronto, Canada